EXHIBIT 10.1
EXECUTION COPY

STOCKHOLDERS AGREEMENT

          STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 16, 2005, by and among Sun Healthcare Group, Inc., a Delaware corporation ("Parent"), the stockholders of Peak Medical Corporation, a Delaware corporation ("Company"), named on Schedule A hereto (each a "Stockholder" and collectively, the "Stockholders") and the Stockholders Agent (as defined in Section 3).

          WHEREAS, Parent, Pinnacle Acquisition Corp., a direct wholly-owned subsidiary of Parent incorporated under the laws of Delaware ("Merger Sub"), Company and the Stockholders concurrently herewith are entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Company upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement;

          WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner of the number of shares of Company Stock and/or the number of options that are convertible, exercisable or exchangeable into the number of shares of Company Stock ("Company Options") set forth next to such Stockholder's name on Schedule A hereto; and

          WHEREAS, as a condition precedent to Parent entering into the Merger Agreement, and in order to induce Parent to enter into the other Transaction Documents, each Stockholder has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement and the other Transaction Documents, the parties, intending to be legally bound, hereby agree as follows:

          SECTION 1.     Representations and Warranties of the Stockholders. Each Stockholder hereby severally, and not jointly, represents and warrants to Parent, as of the date hereof and as of the Closing Date, as follows:

                       (a)         Such Stockholder is the record and beneficial owner of the number of shares of Company Stock and/or Company Options set forth next to such Stockholder's name on Schedule A hereto.

                       (b)         Such Stockholder, if a corporation, partnership or limited liability company ("LLC"), is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate, partnership or LLC power and authority, as the case may be, to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate, partnership or LLC action, as the case may be, on the part of such Stockholder.

                       (c)         This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                       (d)         Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which it is bound or to which any shares of Company Stock or Company Options held or controlled by such Stockholder (collectively with respect to each Stockholder, the "Securities") are subject. Except for any necessary filings under the Securities Act and the Exchange Act or otherwise disclosed in the Merger Agreement, consummation by such Stockholder of the transactions contemplated hereby will not violate, or require Approval under any Applicable Law applicable to such Stockholder or such Securities.

                       (e)         Such Securities and the certificates representing such Securities will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or other similar arrangements other than pursuant to this Agreement, the Registration Rights Agreement and the Merger Agreement.

                       (f)         Such Stockholder is not required to obtain the consent, authorization or approval of, or to submit any notice, report or other filing with, any Governmental Entity (except for any necessary filings under the Securities Act and the Exchange Act) or other third party or to obtain any permit, license or franchise as a condition to the performance of this Agreement by such Stockholder.

                       (g)         No lawsuit, claim, proceeding or investigation is pending or, to the knowledge of such Stockholder, threatened by or against such Stockholder or any properties, assets, operations or businesses thereof, which relates to the transactions contemplated by this Agreement.

          SECTION 2.     Voting of Securities; Waiver of Appraisal Rights.

                       (a)         For so long as RFE is entitled to nominate a director pursuant to Section 8 of this Agreement, RFE hereby agrees, and for so long as DFW is entitled to nominate a director pursuant to Section 8 of this Agreement, DFW hereby agrees, unless an Early Release Event occurs, (i) solely with respect to the election of directors other than the Director Designees (as to which the limitations in this clause (i) shall not apply) to vote and to grant or withhold a written consent with respect to (or, if and to the extent that a Stockholder is the beneficial but not the record owner, agrees to cause to be voted and to cause a written consent to be granted or withheld with respect to) all shares of Restricted Parent Common Stock that such Stockholder beneficially owns in proportion to the vote of the stockholders of Parent other than the Stockholders; (ii) not to propose any matter to the Board of Directors of Parent (the "Board") or its stockholders that requires or contemplates the vote or consent of the stockholders of Parent or, except as provided in Section 8 of this Agreement, any nominees for election as directors of Parent; (iii) not to acquire the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of any shares of the voting power of Parent, other than the Restricted Parent Common Stock; and (iv) not to knowingly assist, advise or encourage any other person in acquiring, directly or indirectly, control of Parent or any of Parent's securities, businesses or assets, without, in the case of each of clause (ii), (iii) and (iv), the prior approval of the Board, which approval shall be in the sole and absolute discretion of the Board.

                       (b)         Each Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters' rights and any similar rights, including, without limitation, any applicable appraisal rights under Section 262 of the Delaware General Corporation Law, relating to the Merger or any related transaction that Stockholder may have by virtue of the ownership of any Company Stock or Company Options.

          SECTION 3.     Stockholders Agent.

                       (a)         For any and all purposes under this Agreement and the Transaction Documents, each Stockholder hereby designates James A. Parsons as his, her or its representative and true and lawful attorney-in-fact, with full power and authority in its name and on its behalf ("Stockholders Agent"); provided, however, that a successor Stockholders Agent may be appointed with the prior written consent of Parent (i) prior to the Effective Time, by the Stockholders owning a majority of Company Stock and (ii) following the Effective Time, by the Stockholders owning a majority of the Restricted Parent Common Stock issued in connection with the Merger; and provided further that any such successor Stockholders Agent shall have agreed in writing to be bound by the terms and conditions of this Agreement and the Transaction Documents by executing and delivering an instrument of assumption reasonably satisfactory in substance and form to Parent. Any appointment of a successor Stockholders Agent not in accordance with this Section (3)(a) shall be null and void.

                       (b)         Without limiting the generality of the foregoing:

                         (i)         Each Stockholder hereby authorizes Stockholders Agent (x) to give and receive all notices required to be given or received by such Stockholders under this Agreement and the other Transaction Documents, (y) to accept, or cause acceptance of, service of process on behalf of such Stockholder, and (z) in general, to take any and all additional action as is contemplated to be taken by or on behalf of such Stockholder by the terms of this Agreement and the other Transaction Documents. Each Stockholder agrees to execute and deliver to Stockholders Agent any instruments, agreements or other documents that Stockholders Agent may reasonably request as being necessary or advisable in order for Stockholders Agent to carry out any action on behalf of such Stockholder pursuant to this Section 3.

                        (ii)        By execution of this Agreement, each Stockholder agrees that: (x) Parent and any Affiliate thereof shall be able to rely conclusively on the instructions and decisions of Stockholders Agent relating to any action required or permitted to be taken by Stockholders Agent under this Agreement and the Transaction Documents and such Stockholder shall not have any cause of action against Parent or any Affiliate thereof for any action taken by Parent or any Affiliate thereof in reliance upon the instructions or decisions of Stockholders Agent; (y) all actions, decisions and instructions of Stockholders Agent under this Agreement and the Transaction Documents shall be conclusive and binding upon each Stockholder and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same or have any cause of action against Stockholders Agent for any action taken, decision made or instruction given by Stockholders Agent under this Agreement, and the Transaction Documents except for fraud or willful breach of this Agreement and the Transaction Documents by Stockholders Agent; and (z) the provisions of this Section 3 are independent and severable, and are irrevocable and coupled with an interest.

                        (iii)       The parties confirm their understanding that the Stockholders Agent may also be a Stockholder, and that he, she or it shall have the same rights and powers under this Agreement as any other Stockholder and may exercise or refrain from exercising the same as though it were not the Stockholders Agent. The Stockholders severally acknowledge that the Stockholders Agent and his, her or its affiliates may have other investments in or other relationships with Parent or its affiliates, and may generally engage in any kind of business with Parent or its affiliates as if the Stockholders Agent were not acting in any such capacity.

                        (iv)       The Stockholders Agent may consult with legal counsel, independent public accountants and other experts selected by him, her or it and shall not be liable for any action taken or omitted to be taken by him, her or it in good faith in accordance with the advice of such counsel, accountants or experts.

                        (v)         The Stockholders Agent shall not be liable to the Stockholders for any action or omission taken by him, her or it hereunder or under the Transaction Documents, except in the case of willful misconduct by the Stockholders Agent. The Stockholders Agent shall not be deemed to be a trustee or other fiduciary on behalf of any Stockholder or any other person, nor shall the Stockholders Agent have any liability in the nature of a trustee or other fiduciary. The Stockholders Agent does not make any representation or warranty as to, nor shall he, she or it be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in or in connection with this Agreement or the other Transaction Documents; (ii) the performance or observance of any of the covenants or agreements of Parent or Company under any of the other Transaction Documents; (iii) the business, properties, operations, condition (financial or otherwise) or prospects of Parent or Company; or (iv) the genuineness, legality, validity, binding effect, enforceability, value, sufficiency, effectiveness or genuineness of this Agreement, the other Transaction Documents or any other instrument or writing furnished in connection herewith or therewith. The Stockholders Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or similar writing) believed by him, her or it to be genuine and to be signed or sent by the proper party or parties.

                        (vi)         Each Stockholder shall, ratably in accordance with his, her or its Pro Rata Percentage, pay or reimburse the Stockholders Agent, upon presentation of an invoice, for all costs and expenses of the Stockholders Agent (including, without limitation, fees and expenses of counsel to the Stockholders Agent) in connection with: (i) the enforcement of this Agreement and any of the other Transaction Documents and/or the protection or preservation of the rights of each Stockholder and/or the Stockholders Agent against Parent or Company, or any of their respective assets, and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Transaction Documents (whether or not any such amendment, modification or waiver is signed or becomes effective). If any Stockholder fails to reimburse the Stockholders Agent for any of the foregoing payments advanced by the Stockholders Agent within 30 days of the due date set forth in the invoice from the Stockholders Agent, then such Stockholder's reimbursement obligation shall accrue interest at the rate of 12% per annum and such Stockholder hereby authorizes the Stockholders Agent to deliver such payment to the Stockholders Agent out of any sums otherwise payable to such Stockholder pursuant to any of the other Transaction Documents.

                        (vii)       Each Stockholder shall, ratably in accordance with his, her or its Pro Rata Percentage, indemnify the Stockholders Agent and the Stockholders Agent's affiliates and their respective directors, officers, agents, attorneys, employees and shareholders (to the extent not reimbursed by Parent) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that such indemnitees may suffer or incur in connection with this Agreement or otherwise in its capacity as Stockholders Agent, or any action taken or omitted by such indemnitees hereunder or thereunder (except such resulting from such indemnitee's willful misconduct).

                        (viii)      The Stockholders Agent may resign at any time by giving notice thereof to the Stockholders and Parent. Upon any such resignation, the Stockholders shall appoint a successor Stockholders Agent. If no successor Stockholders Agent shall have been appointed by the Stockholders, and shall have accepted such appointment, within 30 days after the retiring Stockholders Agent gives notice of resignation, then the retiring Stockholders Agent, may, on behalf of the Stockholders, appoint a successor Stockholders Agent, which shall be any Stockholder. Upon the acceptance of its appointment as Stockholders Agent hereunder by a successor Stockholders Agent, such successor Stockholders Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Stockholders Agent, and the retiring Stockholders Agent shall be discharged from its duties and obligations hereunder. After the retiring Stockholders Agent's resignation hereunder as Stockholders Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Stockholders Agent.

                        (ix)        The Stockholders Agent shall not be required to institute or defend any action involving any matters referred to herein or which affects such Stockholders Agent or his, her or its duties or liabilities hereunder, unless or until requested to do so by any party to this Agreement and then only upon receiving full indemnity, in character satisfactory to the Stockholders Agent, against any and all claims, liabilities and expenses, including reasonable attorneys' fees in relation thereto.

                        (x)         This Agreement sets forth all of the duties of the Stockholders Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Stockholders Agent. The obligations of the Stockholders Agent hereunder and under the other Transaction Documents are only those expressly set forth herein and therein.

                       (c)         Stockholders Agent, by execution of this Agreement, shall be deemed to have accepted such appointment to enter into any agreement in connection with the transactions contemplated by this Agreement, and the Transaction Documents, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to act as proxy for each Stockholder in connection with any stockholder approvals required in connection with the transactions contemplated by the Merger Agreement, and to waive or modify any terms and conditions of any such agreement (other than payment of the Merger Consideration due at Closing).

          SECTION 4.     Proxies. Solely to the extent necessary to implement, and not in limitation of, Sections 2 and 3 hereof, each Stockholder hereby grants to Stockholders Agent a proxy to vote all of its shares of Restricted Parent Common Stock beneficially owned by such Stockholder as indicated in Section 2(a) above. Each Stockholder agrees that this proxy will be irrevocable and coupled with an interest, and agrees to take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to any of its Securities.

          SECTION 5.     Transfer Restrictions. No Stockholder will: (i) transfer (which term will include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition including a merger, consolidation, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or other transfer by operation of law), or consent to any transfer of, any or all of such Securities; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Securities or any interest therein; (iii) grant any proxy (other than as contemplated by this Agreement), power of attorney or other authorization or consent in or with respect to such Securities; (iv) deposit such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities; or (v) take any other action with respect to such Securities that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

          SECTION 6.     No Solicitation.

                       (a)         From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII of the Merger Agreement, no Stockholder will, nor will such Stockholder authorize or permit any officers, directors, affiliates (other than the Company, which is separately bound by its own covenant in the Merger Agreement) or employees or any investment banker, attorney or other advisor or representative retained by such Stockholder, as applicable, to directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction.

                       (b)         In addition to the other obligations of the Stockholders set forth in this Section 6, each Stockholder as promptly as practicable, and in any event within 24 hours, shall advise Parent in writing of such Stockholder's receipt of any Acquisition Proposal, or of any request for information which such Stockholder reasonably believes would lead to an Acquisition Proposal, and, subject to compliance with the terms of any confidentiality agreement existing on the date of this Agreement, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry. Each Stockholder will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry received by such Stockholder.

          SECTION 7.     Further Assurances. Each party will, upon request of the other, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the other party to be necessary or desirable to carry out the provisions hereof.

          SECTION 8.     Board Representation.

                       (a)         Upon consummation of the Merger in accordance with the terms of the Merger Agreement and subject to Section 8(c), each of RFE, on the one hand, and DFW, on the other hand, shall have a right (such right, the "Nomination Right"): (i) to nominate one individual to the Board to serve as a director (each, a "Director Designee" and, together, the "Director Designees") until his or her successor is elected and qualified, and (ii) to nominate each successor to each such Director Designee, subject to Section 8(c) hereof. The Director Designees shall initially be Michael Foster (as Director Designee of RFE) and John Hindelong (as Director Designee of DFW). As provided in Section 6.2(i) of the Merger Agreement, it is a condition to closing that each of the Director Designees shall have been elected to the Board. Subject to Section 8(c), one of the Director Designees, upon the mutual agreement of the Designating Stockholders (or, if only one Designating Stockholder still has Nomination Rights, such Designating Stockholder's Director Designee), shall become a member of the executive committee (or other similar committee) of the Board.

                       (b)         Subject to Section 8(c), if at any time prior to an annual meeting or a special meeting, the Stockholders desire to exercise their Nomination Right, each Designating Stockholder shall submit a notice of nomination of such Designating Stockholder's nominee (a "Nomination Notice") to Parent at least fifteen (15) Business Days prior to the Relevant Record Date, which notice shall include (i) a reasonably complete description of such nominee and his or her qualifications and (ii) a statement that such nominee shall be deemed accepted unless rejected by Parent within five (5) Business Days of receipt of such notice. Upon receipt of the

Nomination Notice, Parent shall promptly notify, in writing, each Designating Stockholder of Parent's approval or rejection of any identified nominee within five (5) Business Days after its receipt of a Nomination Notice, provided that, (x) in no event shall Parent's approval of any nominee be unreasonably withheld (provided further that Parent shall not have the right to reject Michael Foster (as Director Designee of RFE) or John Hindelong (as Director Designee of DFW) unless Parent has been advised by counsel that nomination of such nominee would violate Applicable Law or the listing requirements of any securities exchange, including the NASDAQ National Market, upon which Parent Common Stock is then listed), (y) if Parent rejects any nominee pursuant to clause (x), then the foregoing notice to Stockholders Agent shall include a reasonably detailed explanation of the grounds upon which Parent rejects such nominee and (z) if Parent does not deliver the notice required hereby within five (5) Business Days then Parent shall be deemed to have approved any and all nominees identified within the applicable Nomination Notice. Each Designating Stockholder may prepare and deliver multiple Nomination Notices prior to or after the Relevant Record Date in the event that such Designating Stockholder's nominee is rejected by Parent pursuant to clauses (x)-(z) above and each nominee identified in any such notice shall be approved or rejected by Parent in the same manner and on the same terms and standards and within the same periods as set forth in this Section 8(b). If Parent approves (or is deemed to have approved) any nominee submitted by a Designating Stockholder to Parent in accordance with this Section 8(b), Parent hereby agrees to use its commercially reasonable efforts and to take or cause the taking of all necessary and desirable actions, to present such nominee for election at the next annual meeting of stockholders of Parent or relevant special meeting. For purposes of this Agreement, the "Relevant Record Date" shall mean the record date established in accordance with Parent Charter Documents, immediately prior to an annual meeting of stockholders of Parent or a special meeting of stockholders of Parent called for the purpose of electing directors of Parent. Parent shall provide at least thirty (30) Business Days' advance notice of the proposed Relevant Record Date to the Designating Stockholders to enable them to submit Nomination Notices pursuant to this Section 8(b).

                       (c)         Notwithstanding anything to the contrary contained in this Agreement at such time as a Designating Stockholder ceases to own, in the aggregate, shares of Restricted Parent Common Stock representing at least 50% of the shares of Restricted Parent Common Stock initially held by such Designating Stockholder immediately after the consummation of the Merger, such Designating Stockholder shall no longer have a right to nominate a successor for the Director Designee at the next annual or special meeting and, at the request of Parent, will promptly cause the removal or resignation of its Director Designee.

          SECTION 9.     Termination. This Agreement, and all rights and obligations of the parties hereunder, will terminate immediately upon the date that the Merger Agreement is terminated in accordance with its terms.

          SECTION 10.    Definitions. For purposes of this Agreement, the following terms have the following meanings:

                       (a)         "Designating Stockholder" means each of DFW and RFE.

                       (b)         "DFW" means DFW Capital Partners, L.P.

                       (c)         "Early Release Event" shall be deemed to have occurred upon the earliest of:

                       (i)         a Change of Control (as defined in the Registration Rights Agreement);

                       (ii)        the early termination or waiver or amendment of the Management Restrictions (as defined in the Registration Rights Agreement);

                       (iii)       the failure to elect a nominee of a Designating Stockholder to the Board in accordance with Section 8 of this Agreement (if such Designating Stockholder has the right to designate a Director Designee hereunder and has exercised such right) unless such failure is cured within twenty (20) Business Days after written notice to Parent of such failure from either RFE or DFW, as applicable;

                       (iv)        Parent shall institute any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to itself under the laws of any jurisdiction; or Parent shall take any action to authorize any such proceeding; or any such proceeding shall be instituted against Parent and shall not be dismissed or discharged within 60 days after its commencement; or Parent shall admit all of the material allegations with respect to any such proceeding; or an order for relief or similar order shall be entered in any such proceeding; or Parent shall apply for the appointment of any receiver, trustee or similar officer for itself or for all or substantially all of its property; or Parent shall take any action to authorize such appointment; or

                       (v)         a material breach by Parent of any of the covenants of Parent contained herein or in the Registration Rights Agreement unless such breach is capable of being, and is, cured within twenty (20) Business Days after written notice to Parent of such breach from any Stockholder.

                       (d)         "Pro Rata Percentage" means the applicable Pro Rata Percentage set forth opposite a Stockholder's name as set forth on Schedule I.

                       (e)         "RFE" means RFE V and RFE VI, taken together.

                       (f)         "RFE V" means RFE Investment Partners V, L.P., a Delaware limited partnership.

                       (g)         "RFE VI" means RFE VI SBIC, L.P., a Delaware limited partnership.

          SECTION 11.    Expenses. All fees and expenses incurred by any one party hereto will be borne by the party incurring such fees and expenses.

          SECTION 12.    Public Disclosure. Parent and Stockholders Agent, on behalf of the Stockholders, will consult with each other before issuing any press release or otherwise making any public statement with respect to the this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

          SECTION 13.    Miscellaneous.

                       (a)         All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

        if to Parent, to:

        Sun Healthcare Group, Inc.
        18831 Von Karman
        Suite 400
        Irvine, California 92612
        Attention: Michael Newman, Esq.
        Facsimile: (949) 255-7054

        with a copy to:

        O'Melveny & Myers LLP
        400 South Hope Street
        Los Angeles, California 90071
        Attention: Richard Boehmer, Esq.
        Facsimile: (213) 430-6407

        if to any Stockholder or to the Stockholders Agent, to it at the address on Schedule I hereto, with a copy to

                                        Finn Dixon & Herling LLP
                                        One Landmark Square, Suite 1400
                                        Stamford, Connecticut 06901
                                        Attention: Charles J. Downey, III, Esq.
                                        Facsimile: (203) 348-5777

                       (b)         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                       (c)         This Agreement, the Registration Rights Agreement, the Escrow Agreement and the Merger Agreement (and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein or therein), constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder.

                       (d)         In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                       (e)         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                       (f)         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                       (g)         No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the first sentence of this Section 13(g), the designation rights of each Designating Stockholder under Section 8 may be assigned to any liquidating trust or other entity for the benefit of such Designating Stockholder's partners so long as such trust or other entity agrees to be bound by the terms and provisions of this Agreement.

                       (h)        No amendment, modification or waiver in respect of this Agreement will be effective against any party unless it is in writing and signed by such party.

                       (i)         for all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                       (i)         terms include the plural as well as the singular;

                       (ii)        all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

                       (iii)       the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

                       (iv)        "or" is not exclusive; and

                       (v)        "including" and "includes" will be deemed to be followed by "but not limited to" and "but is not limited to," respectively.

                       (j)         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                       (k)         Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. References to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                       (l)         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                       (m)         The obligations and representations and warranties of the Stockholders under this Agreement are several and not joint, and are in their capacities as such, not as officers and directors of either Company or Parent.

                       (n)         Each Stockholder agrees that such Stockholder is not relying upon any other Stockholder in making its investment or decision. Each Stockholder agrees that no other Stockholder or the respective controlling persons, officers, directors, partners, agents or employees of any Stockholder shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Transaction Documents.

[Signature Page - Stockholders Agreement]

IN WITNESS WHEREOF, Parent, Stockholders Agent and each Stockholder have executed and delivered or caused this Agreement to be duly executed and delivered as of the date first written above.

PARENT

SUN HEALTHCARE GROUP, INC.,
a Delaware Corporation

By: /s/ Richard K. Matros
Name: Richard K. Matros
Title: Chief Executive Officer

STOCKHOLDERS AGENT

By: /s/ James A. Parsons
Name: James A. Parsons

STOCKHOLDERS:

RFE INVESTMENT PARTNERS V, L.P.

By: RFE Associates V, L.P.,
its General Partner

By: /s/ Michael Foster
Name: Michael Foster
Title: General Partner

RFE VI SBIC, L.P.

By: RFE Associates VI SBIC, L.L.C.,
its General Partner

By: RFE Investment Partners VI, L.P.,
its Sole Member

By: RFE Associates VI, L.L.C.,
its General Partner

By:/s/ Michael Foster
Name: Michael Foster
Title: Managing Member

[Signature Page - Stockholders Agreement]
DFW CAPITAL PARTNERS, L.P.

By: Capital Partners-GP, L.P.,
its General Partner

By: /s/ Keith W. Pennell
Name: Keith W. Pennell
Title: General Partner

RICHARD A. ROSENTHAL IRA ROLLOVER TRUST

By:/s/ Michael J. Foster
Name: Michael J. Foster
Title: Attorney-in-Fact

Name of Attorney-in-Fact: Michael J. Foster

Robert D. Kennedy, by his Attorney-in-Fact under Durable Power of Attorney dated October 28, 2002

By: /s/ Michael J. Foster

Name of Attorney-in-Fact: Michael J. Foster

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[Signature Page - Stockholders Agreement]
CHARLES H. GONZALES REVOCABLE TRUST

By: /s/ Charles H. Gonzales
Name:
Title:

/s/ Ernest A. Schofield
Ernest A. Schofield

/s/ Kenneth L. Morgan
Kenneth L. Morgan

TRADER VIC'S INVESTMENTS, L.P.
An Oklahoma Limited Partnership
RDL INVESTMENTS, L.L.C., General Partner

By: /s/ Stephen R. Buford
Name: Stephen R. Buford
Title: Manager

/s/ Larry Cain
Larry Cain

/s/ Gail W. Elliott
Gail W. Elliott, As Trustee of the Neal M. Elliott and Gail W. Elliott Trust

3

SCHEDULE A

A	B	C	D	E	F	G	H	I	J	K

Stockholder	Address	Shares of Class A Common Stock	Shares of Class B Common Stock	Shares of Senior Preferred Stock	Shares of Preferred Stock	Shares of Company Stock to be issued upon exercise of Company Stock Options	Total Notional Shares	Sum of Total Shares of Common Stock and Notional Shares (C+D+H)	If HCPI does not exercise its Warrants: Pro rata Percentage (I/Total of column I (before HCPI))	IF HCPI does exercise its Warrants: Pro rata Percentage (I/Total of column I (after HCPI))

Charles H. Gonzales Revocable Trust	5635 Jefferson Blvd., N.E. Albuquerque, NM 87109	366,660	-	-	-		-	366,660	5.5%	5.4%

Ernest A. Schofield	5635 Jefferson Blvd., N.E. Albuquerque, NM 87109	366,660	-	-	-		-	366,660	5.5	5.4

Kenneth L. Morgan	5635 Jefferson Blvd., N.E. Albuquerque, NM 87109	100,000	-	-	-	90,000	-	100,000	1.5	1.5

RFE Investment Partners V, L.P.	36 Grove Street New Canaan, CT 06840	565,376	188,460	68,215	21,085		1,097,702	1,851,538	27.7	27.4

RFE VI SBIC, L.P.	36 Grove Street New Canaan, CT 06840	568,216	189,408	68,426	21,180		1,101,098	1,858,722	27.8	27.5

DFW Capital Partners, L.P.	300 Frank W. Burr Blvd. Glenpointe Centre E., 5th Fl. Teaneck, NJ 07666	405,868	135,288	48,753	15,130		784,524	1,325,680	19.8	19.6

Trader Vic's Investments, LLC	P.O. Box 3669 Tulsa, OK 74101	419,532	-	-	-		-	419,532	6.3	6.2

Robert D. Kennedy	c/o RFE Investment Partners 36 Grove Street New Canaan, CT 06840	1,624	540	120	60		1,931	4,095	0.1	0.1

A	B	C	D	E	F	G	H	I	J	K

Stockholder	Address	Shares of Class A Common Stock	Shares of Class B Common Stock	Shares of Senior Preferred Stock	Shares of Preferred Stock	Shares of Company Stock to be issued upon exercise of Company Stock Options	Total Notional Shares	Sum of Total Shares of Common Stock and Notional Shares (C+D+H)	If HCPI does not exercise its Warrants: Pro rata Percentage (I/Total of column I (before HCPI))	IF HCPI does exercise its Warrants: Pro rata Percentage (I/Total of column I (after HCPI))

Richard A. Rosenthal IRA Rollover Trust	c/o RFE Investment Partners 36 Grove Street New Canaan, CT 06840	1,216	404	90	45		1,441	3,061	0.0	0.0

Larry L. Cain	1563 Riverside Drive Tulsa, OK 74119	24,968	-	-	-		-	24,968	0.4	0.4

Gail W. Elliott, as Trustee of the Neal M. Elliott and Gail W. Elliott Trust	4826 105th Ave. Court, N.W. Gig Harbor, WA 98335	366,660	-	-	-		-	366,660	5.5	5.4

Total		3,191,780	514,100	185,604	57,500		2,986,695	6,692,575	100.0

Health Care Property Investors, Inc.*	4675 MacArthur Court, Suite 900 Newport Beach, CA 92660	77,600	-	-	-		-	77,600		1.1

Total (including Health Care Property Investors, Inc.)		3,269,380	514,100	185,604	57,500		2,986,695	6,770,175		100.0